UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2007 (November 9, 2007)

BEA Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

BEA Systems, Inc., a Delaware corporation (the “Company”), today announced that it intends to file on November 15, 2007 all of its delinquent periodic reports necessary for the Company to regain compliance with its Nasdaq filing requirements, including its Quarterly Reports on Form 10-Q for the quarters ended July 31, 2006, October 31, 2006, April 30, 2007 and July 31, 2007, and its Annual Report on Form 10-K for the fiscal year ended January 31, 2007, which will incorporate its restated financial statements.

Previously, on November 9, 2007, the Company received a letter from the Board of Directors of The NASDAQ Stock Market LLC (the “Nasdaq Board”) informing the Company that the Nasdaq Board had determined to grant the Company until January 9, 2008 to file all delinquent periodic reports necessary for the Company to regain compliance with its Nasdaq filing requirements.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release entitled “BEA Intends to File Financial Statements Tomorrow; Receives Filing Deadline Extension from Nasdaq,” dated November 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

Date: November 14, 2007	By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “BEA Intends to File Financial Statements Tomorrow; Receives Filing Deadline Extension from Nasdaq,” dated November 14, 2007.